Exhibit 99.1
PCTEL Achieves $18.2 Million in First Quarter Revenue
Bloomingdale, IL April 27, 2011 — PCTEL, Inc. (NASDAQ: PCTI), a leader in antenna and scanning receiver solutions, announced results for the first quarter ended March 31, 2011.
First Quarter Highlights
•	$18.2 million in revenue for the quarter, an increase of 17 percent over the same period in 2010.

•	Gross profit margin of 45 percent in the quarter, a decrease of one percent from the same period in 2010.

•	GAAP operating margin of negative (22) percent for the quarter, compared to negative (9) percent for the same period in 2010. Research and development expense in March 2011 includes stock based compensation of approximately $3.2 million related to PCTEL Secure, which is the sole responsibility of PCTEL Secure’s non-controlling interest partner, and is eliminated in consolidation below operating margin in the Consolidated Statement of Operations.

•	GAAP net loss of $(119,000) for the quarter, or $(0.01) per basic share, compared to a net loss of $(795,000), or $(0.05) per basic share for the same period in 2010.

•	Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.
•	Non-GAAP operating margin of 4 percent in the quarter, as compared to 2 percent in the same period in 2010.

•	Non-GAAP net income of $832,000 or $0.05 per diluted share in the quarter, as compared to $356,000 or $0.02 per diluted share in the same period in 2010.
•	$68.1 million of cash, short-term investments, and long-term investments at March 31, 2011, a decrease of $2.8 million from the preceding quarter. During the quarter the Company used approximately $3 million in cash for the payment of the 2010 short term incentive plan, tax withholding on the 2011 vesting of employee restricted share grants, and the first capital expenditures related to the implementation of the Company’s new ERP system.

”Our revenue growth reflects the investment that we have made in pursuing specific wireless markets such as offloading, SCADA, Positive Train Control, Network Timing with High Rejection GPS antennas, and Fleet Management,” said Marty Singer, PCTEL’s Chairman and CEO. “It also reflects our technology investment in advanced scanning receiver capabilities required by new cellular technologies, such as LTE and TD-LTE,” added Singer.
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 58765563. The call will also be webcast at http://investor.pctel.com/events.cfm.
REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291, conference ID: 58765563.
About PCTEL
PCTEL, Inc. (NASDAQ:PCTI — News), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize mobile networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, TD-SCDMA and WiMAX networks. SeeHawk™, PCTEL’s latest analysis tool, facilitates the visualization of data from all of PCTEL’s data collection devices. PCTEL Secure, a joint venture with Eclipse Design Technologies, designs Android-based, secure communication products.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, Yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com or www.pctelsecure.com

PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s investments in pursuing specific wireless markets for antennas, and for those relating to advanced scanning receiver capabilities required by new cellular technologies, are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800
Jack.seller@pctel.com

PCTEL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	March 31,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$18,929	$23,998
Short-term investment securities	34,377	37,146
Accounts receivable, net of allowance for doubtful accounts	14,436	13,873
of $165 and $160 at March 31, 2011 and December 31, 2010, respectively
Inventories, net	11,565	10,729
Deferred tax assets, net	1,013	1,013
Prepaid expenses and other assets	4,482	3,900

Total current assets	84,802	90,659
Property and equipment, net	12,254	11,088
Long-term investment securities	14,829	9,802
Other intangible assets, net	10,593	8,865
Deferred tax assets, net	9,004	9,004
Other noncurrent assets	1,358	1,147

TOTAL ASSETS	$132,840	$130,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$6,348	$4,253
Accrued liabilities	5,646	7,546

Total current liabilities	11,994	11,799

Long-term liabilities	2,200	2,111

Total liabilities	14,194	13,910

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares	18	18
authorized, 18,533,760 and 18,494,499 shares issued and
outstanding at March 31, 2011 and December 31, 2010, respectively
Additional paid-in capital	137,048	137,154
Accumulated deficit	(21,863)	(20,578)
Accumulated other comprehensive income	74	61

Total stockholders’ equity of PCTEL, Inc.	115,277	116,655
Noncontrolling interest	3,369	—

Total equity	118,646	116,655

TOTAL LIABILITIES AND EQUITY	$132,840	$130,565

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	Three Months Ended
	March 31,
	2011	2010
REVENUES	$18,233	$15,573
COST OF REVENUES	10,012	8,354

GROSS PROFIT	8,221	7,219

OPERATING EXPENSES:
Research and development	6,156	3,085
Sales and marketing	2,608	2,259
General and administrative	2,718	2,552
Amortization of other intangible assets	672	763

Total operating expenses	12,154	8,659

OPERATING LOSS	(3,933)	(1,440)
Other income, net	1,729	159

LOSS BEFORE INCOME TAXES	(2,204)	(1,281)
Benefit for income taxes	(304)	(486)

NET LOSS	(1,900)	(795)
Less: Net loss attributable to noncontrolling interests	(1,781)	—

NET LOSS ATTRIBUTABLE TO PCTEL, INC.	($119)	($795)

Basic Earnings per Share:
Net loss attributable to PCTEL, Inc common shareholders	($0.01)	($0.05)
Diluted Earnings per Share:
Net loss attributable to PCTEL, Inc common shareholders	($0.01)	($0.05)

Weighted average shares — Basic	17,199	17,487
Weighted average shares — Diluted	17,199	17,487

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)
(in thousands except per share information)
Reconciliation of GAAP operating income to non-GAAP operating income (a)

		Three Months Ended March 31,
		2011	2010
	Operating Loss	($3,933)	($1,440)
(a)	Add:
	Amortization of intangible assets	672	763
	Share based payment - PCTEL Secure:
	-Engineering	3,234	—
	Stock Compensation:
	-Cost of Goods Sold	69	91
	-Engineering	156	149
	-Sales & Marketing	182	209
	-General & Administrative	414	503

		4,727	1,715

	Non-GAAP Operating Income	$794	$275

	% of revenue	4.4%	1.8%
Reconciliation of GAAP net income to non-GAAP net income (b)

		Three Months Ended March 31,
		2011	2010
	Net Loss	(119)	($795)
	Adjustments:
(a)	Non-GAAP adjustment to operating loss	4,727	1,715
(b)	Noncontrolling interest related to Non-GAAP	(1,706)	—
	adjustments to operating loss
(b)	Investment income related to share based payment	(1,650)	—
	for PCTEL Secure
(b)	Income Taxes	(420)	(564)

		951	1,151

	Non-GAAP Net Income	832	$356

	Basic Earnings per Share:
	Non-GAAP Net Income	$0.05	$0.02
	Diluted Earnings per Share:
	Non-GAAP Net Income	$0.05	$0.02
	Weighted average shares - Basic	17,199	17,487
	Weighted average shares - Diluted	17,673	17,957
This schedule reconciles the company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.
(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, impairment charges, and the loss on the sale of product lines.
(b) These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, and investment income related to noncontrolling interest.